                                                                     EXHIBIT 4.1



     VOID AFTER 5:00 P.M. NEW YORK CITY
     TIME ON NOVEMBER 18, 2001


     THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

                                         Right to Purchase           Shares of
                                                           ----------
                                         Common Stock, par value $.01 per share

Date: November 19, 1999

                                    e4L, INC.
                             STOCK PURCHASE WARRANT

THIS CERTIFIES THAT, for value received,                                       ,
                                        ---------------------------------------
or its registered assigns, is entitled to purchase from e4L, INC., a corporation organized under the laws of the State of Delaware (the "COMPANY"), at any time or from time to time during the period specified in Section 2 hereof,
       ------------------------------------------------------------------------
fully paid and nonassessable shares of the Company's common stock, par value $.01 per share (the "COMMON STOCK"), at an exercise price per share (the "EXERCISE PRICE") equal to $1.6875. The number of shares of Common Stock purchasable hereunder (the "WARRANT SHARES") and the Exercise Price are subject to adjustment as provided in Section 4 hereof. The term "WARRANTS" means this Warrant which is being issued pursuant to that certain Settlement Agreement, dated as of the date hereof, by and among the Company and the other signatories thereto (the "SETTLEMENT AGREEMENT").

This Warrant is subject to the following terms, provisions, and conditions:

    6. MANNER OF EXERCISE; ISSUANCE OF CERTIFICATES; PAYMENT FOR SHARES. Subject to the provisions hereof, including, without limitation, the limitations contained in Section 7 hereof, this Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant, together with a completed exercise agreement in the form attached hereto (the "EXERCISE AGREEMENT"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company, of the Exercise Price for the Warrant Shares specified in the Exercise Agreement or (ii) if the holder is permitted to effect a Cashless Exercise (as defined in Section 11(c) hereof) pursuant to
Section 11(c) hereof, delivery to the


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Company of a written notice of an election to effect a Cashless Exercise for the
Warrant Shares specified in the Exercise Agreement. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof, as the record owner of such shares, as of the close of business on the date on which this Warrant shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above or, if such date is not a business date, on the next succeeding business date. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time (but in no event later than fifteen business days) after this Warrant shall have been so exercised (the "DELIVERY PERIOD"). The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

    7. PERIOD OF EXERCISE.

       7.1 This Warrant is exercisable, at any time or from time to time on or after the date of initial issuance of this Warrant (the "ISSUE DATE") and before 5:00 p.m., New York City time on, November 18, 2001 (the "EXERCISE PERIOD").

    8. CERTAIN AGREEMENTS OF THE COMPANY. The Company hereby covenants and agrees as follows:

       8.1 SHARES TO BE FULLY PAID. All Warrant Shares will, upon issuance in accordance with the terms of this Warrant, be validly issued, fully paid, and nonassessable and free from all taxes, liens, claims and encumbrances.

       8.2 RESERVATION OF SHARES. During the Exercise Period, the Company shall at all times have authorized, and reserved for the purpose of issuance upon exercise of this Warrant, a suf ficient number of shares of Common Stock to provide for the exercise in full of this Warrant.

       8.3 LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon exercise of this Warrant upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed or become listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, as the case may be, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

       8.4 SUCCESSORS AND ASSIGNS. This Warrant will be binding upon any entity succeeding to the Company by merger, consolidation, or acquisition of all or substantially all of the Company's assets.

    9. ANTIDILUTION PROVISIONS. The Exercise Price and the number of Warrant Shares issuable hereunder and for which this Warrant is then exercisable pursuant to Section 2 hereof shall be subject to adjustment from time to time as provided in this Section 4.

In the event that any adjustment of the Exercise Price as required herein results in a fraction of a cent, such Exercise Price shall be rounded up or down to the nearest cent.

       9.1 SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Company, at any time after the Issue Date, subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a greater number of shares, then, after the date of record for effecting such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company, at any time after the Issue Date, combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) its shares of Common Stock into a smaller number of shares, then, after the date of record for effecting such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased.

       9.2 ADJUSTMENT IN NUMBER OF SHARES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4, the number of shares of Common Stock issuable upon exercise of this Warrant and for which this Warrant is or may become exercisable shall be adjusted by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable or for which this Warrant is or may become exercisable (as applicable) upon exercise of this Warrant immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

       9.3 CONSOLIDATION, MERGER OR SALE. In case of any consolidation of the Company with, or merger of the Company into any other corporation, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company at any time during the Exercise Period, then as a condition of such consolidation, merger or sale or conveyance, adequate provision will be made whereby the holder of this Warrant will have the right to acquire and receive upon exercise of this Warrant in lieu of the shares of Common Stock immediately theretofore acquirable upon the exercise of this Warrant, such shares of stock, securities, cash or assets as were issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore acquirable and receivable upon exercise of this Warrant had such consolidation, merger or sale or conveyance not taken place. In any such case, the Company will make appropriate provision to insure that the provisions of this Section 4 hereof will thereafter be applicable as nearly as may be in relation to any shares of stock or securities thereafter deliverable upon the exercise of this Warrant.

       9.4 NOTICE OF ADJUSTMENT. Upon the occurrence of any event which requires any adjustment of the Exercise Price, then, and in each such case, the Company shall give notice thereof to the holder of this Warrant, which notice shall state the Exercise Price resulting from such adjustment and the increase or decrease in the number of Warrant Shares purchasable at such price upon exercise, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

       9.5 MINIMUM ADJUSTMENT OF EXERCISE PRICE. No adjustment of the Exercise Price shall be made in an amount of less than 1% of the Exercise Price in effect at the time such adjustment is otherwise required to be made, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to not less than 1% of such Exercise Price.

       9.6 NO FRACTIONAL SHARES. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Market Price of a share of Common Stock on the date of such exercise.

       9.7 CERTAIN EVENTS. If, at any time after the Issue Date, any event occurs of the type contemplated by the adjustment provisions of this Section 4 but not expressly provided for by such provisions, the Company will give notice of such event as provided in Section 4(d) hereof, and the Company's Board of Directors will make an appropriate adjustment in the Exercise Price and the number of shares of Common Stock acquirable upon exercise of this Warrant so that the rights of the holder shall be neither enhanced nor diminished by such event.

    10. ISSUE TAX. The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the holder of this Warrant or such shares for any issuance tax or other costs in respect thereof, provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than the holder of this Warrant.

    11. NO RIGHTS OR LIABILITIES AS A SHAREHOLDER. This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company. No provision of this Warrant, in the absence of affirmative action by the holder hereof to purchase Warrant Shares, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    12. TRANSFER AND REPLACEMENT OF WARRANT.

       12.1 RESTRICTION ON TRANSFER. This Warrant and the rights granted to the holder hereof are transferable, in whole or in part, upon surrender of this Warrant, together with a properly executed assignment in the form attached hereto, at the office or agency of the Company referred to in Section 9 below, PROVIDED, HOWEVER, that any transfer or assignment shall be subject to the conditions set forth in Section 7(d) hereof. Until due presentment for registration of transfer on the books of the Company, the Company may treat the registered holder hereof as the owner and holder hereof for all purposes, and the Company shall not be affected by any notice to the contrary. Notwithstanding anything to the contrary contained herein, the registration rights described in
Section 8 hereof are not assignable.

       12.2 REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

       12.3 CANCELLATION; PAYMENT OF EXPENSES. Upon the surrender of this Warrant in connection with any transfer or replacement as provided in this
Section 7, this Warrant shall be promptly canceled by the Company.

       12.4 EXERCISE OR TRANSFER WITHOUT REGISTRATION. If, at the time of the surrender of this Warrant in connection with any exercise, transfer, or exchange of this Warrant, this Warrant (or, in the case of any exercise, the Warrant Shares issuable hereunder), shall not be registered under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such exercise, transfer, or exchange, (i) that the holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such exercise, transfer, or exchange may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an "ACCREDITED INVESTOR" as defined in Rule 501(a) promulgated under the Securities Act; PROVIDED that no such opinion, letter, status as an "accredited investor" shall be required in connection with a transfer pursuant to Rule 144 under the Securities Act.

    13. REGISTRATION RIGHTS. The initial holder of this Warrant is entitled to the benefit of such registration rights in respect of the Warrant Shares as are set forth in the Settlement Agreement.

    14. NOTICES. Any notices required or permitted to be given under the terms of this Warrant shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier or by confirmed telecopy, and shall be effective five days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier, or by confirmed telecopy, in each case addressed to a party. The addresses for such communications shall be:

               If to the Company:

               e4L, Inc.
               15821 Ventura Boulevard, 5th Floor
               Los Angeles, CA  91436
               Telecopy: (818) 461-6530
               Attn: Daniel M. Yukelson

               with a copy to:

               Klehr, Harrison, Harvey, Branzburg & Ellers LLP
               260 S. Broad Street
               Philadelphia, PA  19102
               Telecopy: (215) 568-6603
               Attn:  William W. Matthews, III, Esquire

If to the holder, at such address as such holder shall have provided in writing to the Company, or at such other address as such holder furnishes by notice given in accordance with this Section 9.

    15. GOVERNING LAW; JURISDICTION. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in the State of Delaware.

    16. MISCELLANEOUS.

       16.1 AMENDMENTS. This Warrant and any provision hereof may only be amended by an instrument in writing signed by the Company and the holder hereof.

       16.2 DESCRIPTIVE HEADINGS. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

       16.3 CASHLESS EXERCISE. Notwithstanding anything to the contrary contained in this Warrant, if the resale of the Warrant Shares by the holder is not then registered pursuant to an effective registration statement under the Securities Act, this Warrant may be exercised at any time after the first anniversary of the Issue Date until the end of the Exercise Period, by presentation and surrender of this Warrant to the Company at its principal executive offices with a written notice of the holder's intention to effect a cashless exercise, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof (a "CASHLESS EXERCISE"). In the event of a Cashless Exercise, in lieu of paying the Exercise Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the Market Price of a share of the Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be such Market Price per share of Common Stock.

       16.4 BUSINESS DAY. For purposes of this Warrant, the term "business day" means any day, other than a Saturday or Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law, regulation or executive order to close.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.


                                    e4L, INC.


                                    By:
                                       -----------------------------------
                                        Name:
                                             -----------------------------
                                        Title:
                                              ----------------------------

                           FORM OF EXERCISE AGREEMENT

         (TO BE EXECUTED BY THE HOLDER IN ORDER TO EXERCISE THE WARRANT)

To:            e4L, Inc.
               15821 Ventura Boulevard, 5th Floor
               Los Angeles, CA  91436
               Telecopy: (818) 461-6530
               Attn: Daniel M. Yukelson

The undersigned hereby irrevocably exercises the right to purchase _____________ shares of the Common Stock of e4L, Inc., a corporation organized under the laws of the State of Delaware (the "COMPANY"), evidenced by the attached Warrant, and herewith makes payment of the Exercise Price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

               (a) The undersigned agrees not to offer, sell, transfer or otherwise dispose of any Common Stock obtained on exercise of the Warrant, except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws, and agrees that the following legend may be affixed to the stock certificate for the Common Stock hereby subscribed for if resale of such Common Stock is not registered or if Rule 144 is unavailable:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER APPLICABLE SECURITIES LAWS OR UNLESS OFFERED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

               (b) The undersigned requests that stock certificates for such shares be issued, and a Warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the Holder and delivered to the undersigned at the address set forth below:

Dated:
      ----------------------------           ----------------------------------
                                                   Signature of Holder

                                             ----------------------------------
                                                   Name of Holder (Print)

                                                   Address:

                                             ----------------------------------

                                             ----------------------------------

                                             ----------------------------------

                               FORM OF ASSIGNMENT


               FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers all the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered thereby set forth hereinbelow, to:

NAME OF ASSIGNEE                ADDRESS                          NO OF SHARES






, and hereby irrevocably constitutes and appoints ______________
________________________ as agent and attorney-in-fact to transfer said Warrant on the books of the within-named corporation, with full power of substitution in the premises.


Dated:                      ,     ,
       ---------------------  ----

In the presence of

------------------

                                       Name:
                                            -----------------------------


                                       Signature: _______________________
                                       Title of Signing Officer or Agent (if
                                       any):
                                                    ------------------------
                                       Address:
                                                    ------------------------

                                                    ------------------------


                                       Note:  The above signature should
                                              correspond exactly with the
                                              name on the face of the within
                                              Warrant.